News Release

EXHIBIT 99.1
SM ENERGY ANNOUNCES PROMOTION OF
HERBERT S. VOGEL TO CHIEF OPERATING OFFICER

DENVER, CO June 3, 2019 - SM Energy Company (the “Company”) (NYSE: SM) today announces that the Company’s Board of Directors has appointed Herbert S. Vogel to the position of Chief Operating Officer. Mr. Vogel joined the Company in 2012 and has served in the role of Executive Vice President - Operations since August 2014. Mr. Vogel has 35 years of experience in the oil and natural gas business.

President and Chief Executive Officer Jay Ottoson comments, “Herb has done an exceptional job leading our operations team through a multi-year portfolio transition, and he has been instrumental in building and retaining our highly valued technical teams that have positioned SM as a top operator within our core areas. We congratulate Herb on this well-deserved promotion!”

ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.

SM ENERGY INVESTOR CONTACT
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507